SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 5, 2011
(Date of Earliest Event Reported)

DATA CALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	333-131948	30-0062823
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Kenrick, Suite B-12, Houston, Texas		77060
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (823) 230-2379

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 5, 2011, the Board of Directors of Data Call Technologies, Inc. (the “Company”) unanimously approved an amendment to the Company's Articles of Incorporation (the “2011 Amended Articles”) to effect a reverse stock split of the Company's common stock, $0.001 par value, (“Common Stock”) on a One-for-Five (1:5) basis (the “Reverse Split”). The 2011 Amended Articles were authorized and approved by the Joint Written Consent of the Board of Directors and Majority Stockholders dated October 5, 2011. On January 4, 2012, the Company filed a Definitive Information Statement on Schedule 14C with respect to the Reverse Split.

As of October 5, 2011, the date the 2011 Amended Articles were approved by the Joint Written Consent of the Board of Directors and Majority Stockholders, the Company had a total of 99,382,100 shares of Common Stock outstanding, of which 51,916,100 or 52.24% voted in favor. The following table sets forth the names of the consenting stockholders and the number of shares of Common Stock voted to ratify and approve the Reverse Split.

Name of Majority Consenting Stockholders	Number of Shares
/s/ Jon Nelson	4,532,300
/s/ Robert and Dyan Ellebracht	500,000
/s/ Ammon Wiengard	8,000,000
/s/ Carl Hoffman	1,875,000
/s/ Jim Tevis	2,342,600
/s/ Gary D. Woerz	1,000,000
/s/ James Ammons	14,650,000
/s/ Milford and Ruth Mast	11,016,000
/s/ Timothy Vance	3,600,000
/s/ Larry Mosley	2,087,500
/s/ Don Worsley	300,000
/s/ Ron French	500,000
/s/ Jim Scigliano	1,250,000
/s/ Don Jones for Bellewood Corp.	263,000
Total	51,916,100
Percent	52.24%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data Call Technologies, Inc.
By: /s/ Timothy E. Vance, Chief Executive Officer

Date: January 6, 2012